Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES

THIRD QUARTER 2011 RESULTS

Wakefield, MA—November 1, 2011—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE Amex: FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $16.4 million or $0.20 per share for the third quarter ended September 30, 2011. The Company also announced Net Income of $3.3 million and Earnings Per Share (EPS) of $0.04 for the third quarter and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure. A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in 000's except per share data)	2011	2010	Increase (Decrease)	2011	2010	Increase (Decrease)

Net Income	$3,314	$4,757	$(1,443)	$38,462	$16,273	$22,189

FFO	$16,362	$16,052	$310	$52,752	$49,404	$3,348
GOS	—	—	—	21,939	—	21,939
FFO+GOS	$16,362	$16,052	$310	$74,691	$49,404	$25,287
Per Share Data:
EPS	$0.04	$0.06	$(0.02)	$0.47	$0.20	$0.27
FFO	$0.20	$0.20	$—	$0.65	$0.62	$0.03
GOS	$—	$—	$—	$0.27	$—	$0.27
FFO+GOS	$0.20	$0.20	$—	$0.92	$0.62	$0.30

Weighted average
shares (diluted)	81,600	79,751	1,849	81,492	79,704	1,788

Comparing results for the third quarter of 2011 to 2010, Net Income and EPS decreased $1.4 million or $0.02 per share, FFO increased $0.3 million and FFO+GOS increased $0.3 million. The increase in FFO was primarily attributable to an increase in real estate FFO of $0.1 million and an increase in investment banking FFO of $0.2 million. The increase in real estate FFO was primarily from three new acquisitions made in March 2011, and the benefits of increased occupancy in the real estate portfolio at September 30, 2011, compared to September 30, 2010, and was partially offset by the sale of two properties in 2011. One is a property in Falls Church, Virginia sold in January 2011 and the other is a property in Savage, Maryland sold in June 2011. The increase from investment banking resulted from greater sales of securities by our investment bank, which were $7.5 million for the third quarter of 2011 as compared to $0.3 million in the third quarter of 2010. Revenue from our investment bank is primarily based on the value of securities sales. There was no GOS during the third quarter of 2011 or 2010.

Comparing results for the nine months ended September 30, 2011 to the same period in 2010, Net Income and EPS increased $22.2 million or $0.27 per share, FFO increased $3.3 million or $0.03 per share and FFO+GOS increased $25.3 million or $0.30 per share. The increase in FFO was primarily attributable to an increase in investment banking FFO of $3.8 million and was partially offset by a decrease in real estate FFO of $0.5 million. The decrease in real estate FFO was primarily a result of timing of the sale of a property in Falls Church, Virginia in January 2011, for which proceeds were not reinvested until March 2011, compared to results in the nine months ended September 30, 2010, during which we did not sell properties. The increase in investment banking FFO resulted from greater sales of securities by our investment bank, which were $57.6 million during the nine months ended September 30, 2011 as compared to $10.7 million for the same period of 2010. Revenue from our investment bank is primarily based on the value of securities sales. The sale of a property in January 2011 located in Falls Church, Virginia contributed $19.6 million and the sale of a property in June 2011 located in Savage, Maryland contributed $2.3 million, or in the aggregate, $0.27 per share of GOS for the nine months ended September 30, 2011. There was no GOS during the same period of 2010.

George J. Carter, President and CEO, commented as follows:

“For the third quarter of 2011, FSP's profits as represented by FFO + GOS totaled approximately $16.4 million or $0.20 per share, a decrease of $0.05 per share compared to the second quarter of 2011. Dividend distributions declared for the third quarter of 2011, which are payable on November 18, 2011, are approximately $15.8 million or $0.19 per share.

Our directly-owned real estate portfolio of 35 properties, totaling 6,929,891 square feet, was approximately 88.1% leased as of September 30, 2011, up from approximately 86.9% leased as of June 30, 2011. Our property portfolio is primarily suburban office assets. Many of the rental/leasing markets where our properties are located remained stable during the third quarter, and showed moderate improvement in occupancy and rental-rate levels. The nation’s stalling employment growth as well as financial and regulatory uncertainty appear to be factors in slowing many corporate decisions on potential future office space needs. However, we continue to make leasing progress in our portfolio and continue to have as our objective to move overall occupancy levels to the 90+% range by early 2012.

There was one new property acquisition completed in the third quarter of 2011 for a total purchase price of approximately $35.1 million excluding closing costs and adjustments. The property is located in Evanston, Illinois at 909 Davis Street, and totals approximately 195,245 rentable square feet. It is approximately 95% leased and, together with “Northwest Point” and our preferred share interest in “303 East Wacker”, brings to three our greater Chicago area property investments. Additional real estate investments during the fourth quarter are a major objective of FSP, and we would anticipate additional activity this year. There were no property dispositions in the third quarter.

During the third quarter of 2011, our Investment Banking Group raised $7,475,000 of a $62,000,000 private placement offering that began in March of this year. As of the beginning of the fourth quarter, there remained $9,200,000 of the offering to be subscribed. Investment banking business slowed significantly in the third quarter as we continued to see our typical investor’s confidence and interest in commercial real estate to be changeable and very dependent on broader capital market/stock market activity. Capital raising efforts in this business over any specific period of time are likely to remain unpredictable.

We believe FSP continues to be in an excellent environment to position itself for meaningful future growth. Our Company will continue to use its capabilities and strong balance sheet to take advantage of competitive tenant leasing requirements and attractive real estate investment opportunities that are presenting themselves as a result of the current cyclical softness in the economy and certain commercial property markets. We are very much looking forward to realizing our future growth potential.”

Dividend Announcement

On October 14, 2011, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended September 30, 2011 of $0.19 per share of common stock payable on November 18, 2011 to stockholders of record on October 28, 2011.

Real Estate Update

Supplementary Schedules D and E provide property information for our continuing real estate portfolio of 35 properties and for three non-consolidated REITs that we had interests in as of September 30, 2011. The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule I. We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently. We also believe that FFO+GOS is an important measure as it considers investment performance.

Reconciliation of Net Income to FFO and FFO+GOS:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2011	2010	2011	2010

Net income	$3,314	$4,757	$38,462	$16,273
Less gain on sale of properties	—	—	(21,939)	—
GAAP (income) loss from non-consolidated REITs	(573)	(404)	(3,511)	(1,037)
Distributions from non-consolidated REITs	1,104	1,192	4,086	3,923
Acquisition costs of new properties	185	(4)	463	125
Depreciation & amortization	12,332	10,511	35,191	30,120
Funds From Operations (FFO)	16,362	16,052	52,752	49,404
Plus gains on sales of assets (GOS)	—	—	21,939	—
FFO+GOS	$16,362	$16,052	$74,691	$49,404

Per Share Data
EPS	$0.04	$0.06	$0.47	$0.20
FFO	$0.20	$0.20	$0.65	$0.62
GOS	$—	$—	$0.27	$—
FFO+GOS	$0.20	$0.20	$0.92	$0.62

Weighted average shares (basic and diluted)	81,600	79,751	81,492	79,704

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for November 2, 2011 at 10:00 a.m. (ET) to discuss the third quarter 2011 results. To access the call, please dial 1-866-831-6272, passcode 96067963. Internationally, the call may be accessed by dialing 1-617-213-8859, passcode 96067963. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company’s website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. The majority of FSP’s property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP’s subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP, please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2010), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO) and FFO+GOS	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income Statements

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share amounts)	2011	2010	2011	2010

Revenue:
Rental	$33,672	$29,222	$98,377	$84,855
Related party revenue:
Syndication fees	533	20	4,023	682
Transaction fees	470	246	3,846	1,145
Management fees and interest income from loans	1,037	630	2,995	1,721
Other	7	20	20	35
Total revenue	35,719	30,138	109,261	88,438

Expenses:
Real estate operating expenses	9,328	8,714	26,823	23,998
Real estate taxes and insurance	5,020	4,636	15,007	13,646
Depreciation and amortization	12,389	9,655	35,239	26,600
Selling, general and administrative	2,414	2,074	7,178	6,804
Commissions	349	16	2,192	466
Interest	3,419	1,892	9,405	5,280

Total expenses	32,919	26,987	95,844	76,794

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	2,800	3,151	13,417	11,644
Interest income	8	4	28	21
Equity in earnings of non-consolidated REITs	573	404	2,707	1,037

Income before taxes on income	3,381	3,559	16,152	12,702
Taxes on income (benefit)	67	(37)	185	(101)

Income from continuing operations	3,314	3,596	15,967	12,803

Discontinued operations:
Income from discontinued operations	—	1,161	556	3,470
Gain on sale of property less applicable income tax	—	—	21,939	—
Total discontinued operations	—	1,161	22,495	3,470

Net income	$3,314	$4,757	$38,462	$16,273

Weighted average number of shares outstanding,
basic and diluted	81,600	79,751	81,492	79,704

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.04	$0.05	$0.20	$0.16
Discontinued operations	—	0.01	0.27	0.04
Net income per share, basic and diluted	$0.04	$0.06	$0.47	$0.20

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2011	2010
Assets:
Real estate assets, net	$997,258	$862,698
Acquired real estate leases, less accumulated amortization
of $26,668 and $19,294, respectively	91,585	40,578
Investment in non-consolidated REITs	88,225	89,327
Assets held for syndication, net	4,720	2,976
Assets held for sale	—	74,947
Cash and cash equivalents	44,047	68,213
Restricted cash	477	420
Tenant rent receivables, less allowance for doubtful accounts
of $1,235 and $1,600, respectively	1,418	1,922
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $700, respectively	26,067	18,752
Prepaid expenses	2,553	1,654
Related party mortgage loan receivable	61,916	57,684
Other assets	4,757	685
Office computers and furniture, net of accumulated depreciation
of $629 and $493, respectively	462	503
Deferred leasing commissions, net of accumulated amortization
of $8,619 and $7,175, respectively	22,299	18,376
Total assets	$1,345,784	$1,238,735

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$375,000	$209,968
Term loan payable	—	74,850
Accounts payable and accrued expenses	28,258	22,435
Accrued compensation	1,383	1,803
Tenant security deposits	2,453	1,930
Other liabilities: derivative termination value	63	1,077
Acquired unfavorable real estate leases, less accumulated amortization
of $3,391 and $2,744, respectively	6,627	5,114
Total liabilities	413,784	317,177

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 82,937,405 and 81,437,405 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,042,876	1,025,491
Accumulated other comprehensive loss	(63)	(1,077)
Accumulated distributions in excess of accumulated earnings	(110,821)	(102,864)
Total stockholders’ equity	932,000	921,558
Total liabilities and stockholders’ equity	$1,345,784	$1,238,735

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2011	2010
Cash flows from operating activities:

Net income	$38,462	$16,273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	36,563	29,078
Amortization of above market lease	(119)	1,243
Gain on sale of real estate assets	(21,939)	—
Equity in earnings of non-consolidated REITs	(2,805)	(1,037)
Distributions from non-consolidated REITs	4,086	3,923
Increase (decrease) in bad debt reserve	(365)	920
Changes in operating assets and liabilities:
Restricted cash	(57)	279
Tenant rent receivables, net	869	(1,261)
Straight-line rents, net	(7,404)	(2,961)
Prepaid expenses and other assets, net	116	(126)
Accounts payable and accrued expenses	4,131	615
Accrued compensation	(420)	(82)
Tenant security deposits	523	114
Payment of deferred leasing commissions	(6,710)	(7,894)
Net cash provided by operating activities	44,931	39,084
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(155,320)	(33,096)
Acquired real estate leases	(58,955)	(15,563)
Investments in non-consolidated REITs	(10)	(2)
Investment in related party mortgage loan receivable	(4,232)	(17,221)
Changes in deposits on real estate assets	200	—
Investment in assets held for syndication, net	(2,427)	4,858
Proceeds received on sales of real estate assets	96,790	—
Net cash used in investing activities	(123,954)	(61,024)
Cash flows from financing activities:
Distributions to stockholders	(46,419)	(45,418)
Proceeds from offering	18,001	1,906
Equity offering costs	(536)	(358)
Borrowings under bank note payable	375,000	58,960
Repayment of bank note payable	(209,968)	—
Repayment of term loan payable	(74,850)	—
Deferred financing costs	(5,389)	—
Swap termination payment	(982)	—
Net cash provided by financing activities	54,857	15,090
Net decrease in cash and cash equivalents	(24,166)	(6,850)
Cash and cash equivalents, beginning of period	68,213	27,404
Cash and cash equivalents, end of period	$44,047	$20,554

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
As of September 30, 2011

	Total	% of
Year	Square Feet	Portfolio
2011	123,479	1.8%
2012	325,061	4.7%
2013	419,885	6.1%
2014	432,333	6.2%
2015	798,433	11.5%
Thereafter (2)	4,830,700	69.7%
	6,929,891	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 824,236 square feet of current vacancies.

(dollars & square feet in 000's)	As of September 30, 2011
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	9	$286,147	28.7%	1,906	27.5%
Colorado	4	123,866	12.4%	789	11.4%
Virginia	4	101,302	10.2%	685	9.9%
Minnesota	2	38,127	3.8%	625	9.0%
Missouri	3	68,642	6.9%	477	6.9%
North Carolina	3	69,158	6.9%	431	6.2%
Georgia	1	72,218	7.2%	387	5.6%
Illinois	2	50,956	5.1%	372	5.4%
Maryland	1	54,702	5.5%	325	4.7%
Michigan	1	15,115	1.5%	215	3.1%
Florida	1	46,097	4.6%	213	3.1%
Indiana	1	34,937	3.5%	205	3.0%
California	2	21,619	2.2%	182	2.6%
Washington	1	14,373	1.4%	117	1.7%
	35	$997,258	100.0%	6,929	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Nine Months Ended
(in thousands)	30-Sep-11	30-Sep-10

Tenant improvements	$10,813	$5,872
Deferred leasing costs	6,710	7,894
Building improvements	2,079	1,549
	$19,602	$15,315

Square foot & leased percentages	September 30,	December 31,
	2011	2010

Owned portfolio of commercial real estate
Number of properties (1)	35	33
Square feet	6,929,891	6,422,357
Leased percentage	88%	86%

Investments in non-consolidated REITs
Number of properties	3	3
Square feet	1,998,575	1,995,913
Leased percentage	83%	77%

Single Asset REITs (SARs) managed
Number of properties	13	12
Square feet	3,322,638	2,915,896
Leased percentage	80%	75%

Total owned, investments & managed properties
Number of properties	51	48
Square feet	12,251,104	11,334,166
Leased percentage	85%	81%

(1) Includes asset held for sale at 12/31/2010

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Sep-11	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	844,953	94.0%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	533,999	79.8%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	619,623	72.2%	4.6%
			1,998,575	83.4%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F: Quarterly Information

(Unaudited)

(in 000's)
	Q3	Q4	Q1	Q2
Revenue:	2010	2010	2011	2011
Rental	$29,222	$29,782	$31,100	$33,605
Related party revenue:
Syndication fees	20	1,862	517	2,973
Transaction fees	246	1,582	691	2,685
Management fees and
interest income from loans	630	719	808	1,150
Other	20	54	6	7
Total revenue	30,138	33,999	33,122	40,420

Expenses:
Real estate operating expenses	8,714	9,602	8,730	8,765
Real estate taxes and insurance	4,636	4,430	4,759	5,228
Depreciation and amortization	9,655	9,729	10,783	12,067
Selling, general and administrative	2,074	2,482	2,368	2,396
Commissions	16	1,011	288	1,555
Interest	1,892	2,004	2,408	3,578
Total expenses	26,987	29,258	29,336	33,589

Income before interest income, equity
in earnings in non-consolidated REITs	3,151	4,741	3,786	6,831
Interest income	4	4	11	9
Equity in earnings in non-consolidated REITs	404	229	968	1,166

Income before taxes on income	3,559	4,974	4,765	8,006
Taxes on income	(37)	317	50	68

Income from continuing operations	3,596	4,657	4,715	7,938
Income from discontinued operations	1,161	1,163	459	97

Income before gain on sale of properties	4,757	5,820	5,174	8,035
Gain on sale of assets	—	—	19,593	2,346
Net income	$4,757	$5,820	$24,767	$10,381

FFO and FFO+GOS calculations:

Net income	$4,757	$5,820	$24,767	$10,381
(Gain) Loss on sale of assets	—	—	(19,593)	(2,346)
GAAP income from non-consolidated REITs	(404)	(153)	(1,772)	(1,166)
Distributions from non-consolidated REITs	1,192	1,247	1,767	1,215
Acquisition costs of new properties	(4)	—	269	9
Depreciation of real estate and intangible amortization	10,510	10,605	10,812	12,047
Funds From Operations (FFO)	16,051	17,519	16,250	20,140
Plus gains on sales of assets	—	—	19,593	2,346
FFO+GOS	$16,051	$17,519	$35,843	$22,486

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Percentage of Leased Space

(Unaudited & Estimated)

					Second		Third
				% Leased (1)	Quarter	% Leased (1)	Quarter
			Square	as of	Average %	as of	Average %
	Property Name	Location	Feet	30-Jun-11	Leased (2)	30-Sep-11	Leased (2)

1	PARK SENECA	Charlotte, NC	109,550	80.1%	79.1%	80.9%	80.5%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	SOUTHFIELD	Southfield, MI	214,697	39.2%	41.7%	39.2%	39.2%
4	FOREST PARK	Charlotte, NC	62,212	100.0%	85.0%	100.0%	100.0%
5	CENTENNIAL	Colorado Springs, CO	110,730	66.9%	66.9%	66.9%	66.9%
6	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
7	TIMBERLAKE	Chesterfield, MO	232,766	97.7%	97.7%	97.7%	97.7%
8	FEDERAL WAY	Federal Way, WA	117,010	42.0%	42.0%	42.0%	42.0%
9	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
10	TIMBERLAKE EAST	Chesterfield, MO	116,197	100.0%	100.0%	85.9%	90.6%
11	PARK TEN	Houston, TX	155,715	98.8%	98.8%	98.8%	98.8%
12	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
13	ADDISON	Addison, TX	293,787	95.8%	95.8%	95.8%	95.8%
14	COLLINS CROSSING	Richardson, TX	298,766	79.7%	79.3%	88.4%	88.4%
15	GREENWOOD PLAZA	Englewood, CO	197,527	54.3%	58.2%	54.3%	54.3%
16	RIVER CROSSING	Indianapolis, IN	205,059	93.5%	93.4%	93.5%	93.5%
17	LIBERTY PLAZA	Addison, TX	218,934	75.6%	75.6%	68.6%	68.0%
18	INNSBROOK	Glen Allen, VA	298,692	63.7%	67.3%	86.8%	78.8%
19	380 INTERLOCKEN	Broomfield, CO	240,184	85.1%	85.1%	85.1%	85.1%
20	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
21	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
22	WILLOW BEND	Plano, TX	116,622	83.1%	76.8%	83.1%	83.1%
23	ONE OVERTON PARK	Atlanta, GA	387,267	91.1%	91.5%	90.4%	90.6%
24	390 INTERLOCKEN	Broomfield, CO	241,516	95.9%	95.9%	96.6%	96.9%
25	EAST BALTIMORE	Baltimore, MD	325,445	55.7%	55.5%	55.7%	55.7%
26	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
27	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
28	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
29	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
30	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
31	121 SOUTH EIGHTH ST	Minneapolis, MN	472,178	92.5%	92.1%	93.6%	93.1%
32	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
33	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
34	ONE LEGACY	Plano, TX	214,110	100.0%	94.6%	100.0%	100.0%
35	909 DAVIS	Evanston, IL	195,245	n/a	n/a	94.8%	94.8%
	TOTAL WEIGHTED AVERAGE (3)		6,929,891	86.9%	86.9%	88.1%	87.7%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.
(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3) Second Quarter totals include Bollman Place (98,745 sf) located Maryland, which sold in June.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

As of September 30, 2011
			% of
Tenant	Sq Ft	SIC Code	Portfolio
TCF National Bank	267,470	60	3.9%
Quintiles Transnational Corp	259,531	87	3.7%
CITGO Petroleum Corporation	248,399	29	3.6%
Burger King Corporation	212,619	58	3.1%
Denbury Onshore LLC	202,600	13	2.9%
RGA Reinsurance Company	185,501	63	2.7%
Citicorp Credit Services, Inc	176,848	61	2.5%
C.H. Robinson Worldwide, Inc	153,028	47	2.2%
SunTrust Bank	150,142	60	2.2%
Houghton Mifflin Harcourt Publishing Company	150,050	27	2.2%
Murphy Exploration & Production Company	144,677	13	2.1%
Giesecke & Devrient America, Inc.	135,888	73	2.0%
Monsanto Company	127,778	28	1.8%
Vail Holdings, Inc.	125,313	79	1.8%
Argo Data Resource Corporation	111,687	73	1.6%
Northrop Grumman Systems Corporation	111,469	73	1.6%
Alliance Data Systems	96,749	73	1.4%
Federal National Mortgage Association	92,358	61	1.3%
Amdocs, Inc	91,928	73	1.3%
County of Santa Clara	90,467	91	1.3%
Total	3,134,502		45.2%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Definition of Funds From Operations (“FFO”),

and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures, including Funds From Operations (“FFO”), because management believes that FFO represents the most accurate measure of the reportable segment’s activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (determined in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs. Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner. We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.